UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 1, 2016, as further discussed under Item 2.03 below, Calpine Corporation (“Calpine” or the “Company”) closed on a $550 million first lien senior secured term loan (the “Term Loan”), which is scheduled to mature on November 30, 2017. Calpine used the proceeds received from the Term Loan to partially fund the acquisition of Noble Americas Energy Solutions, LLC pursuant to a purchase agreement between Calpine Energy Services Holdco II, LLC and Calpine Energy Financial Holdings, LLC, each of which is an indirect, wholly-owned subsidiary of Calpine, and Noble Americas Gas & Power Corp. and Noble Group Limited.
In addition, on December 1, 2016, the Company amended its revolving credit facility (the “Amendment”), to increase the aggregate revolving loan commitments available thereunder by approximately $112 million to $1,790 million for the full term through the maturity date of June 27, 2020 and to increase the aggregate letter of credit sublimit by $150 million to $1.15 billion. This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.2.
The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As disclosed above, on December 1, 2016, Calpine entered into a $550 million first lien senior secured term loan, which is scheduled to mature on November 30, 2017, with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), MUFG Union Bank, N.A., as collateral agent and the lenders party thereto. This summary of the material terms of the Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $550 million and bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate for a one month interest period plus 1.0% (in each case, as such terms are defined in the Credit Agreement), plus an applicable margin of 0.75% per annum, or (ii) LIBOR plus an applicable margin of 1.75% per annum (with no LIBOR floor). Calpine will pay an upfront fee in an amount equal to 1.0% of the aggregate principal amount of the Term Loan, which may be structured as original issue discount.
An aggregate amount equal to 0.25% of the aggregate principal amount of the Term Loan will be payable on June 30, 2016, with the remaining balance payable on the maturity date (November 30, 2017). Calpine may elect from time to time to convert all or a portion of the Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, Calpine may at any time, and from time to time, prepay the Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the Term Loan that is designated as Base Rate loans and then LIBOR loans.
Calpine may also reprice the Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a Repricing Transaction (as defined in the Credit Agreement) occurs prior to the six-month anniversary of the closing date, Calpine will pay to the Administrative Agent for the account of the Lenders a prepayment premium of 1% of the principal amount that is being refinanced. Calpine may elect to extend the maturity of any term loans under the Term Loan, in whole or in part subject to approval from those Lenders holding such term loans.
Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.

In connection with the Term Loan, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) and are continuing, the Lenders holding more than 50% of the outstanding Term Loan amounts may declare all the Term Loan amounts outstanding to be due and payable immediately.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated December 1, 2016 among Calpine Corporation as borrower and the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, MUFG Union Bank, N.A., as collateral agent.

10.2
Amendment No. 4 to the Credit Agreement, dated as of December 1, 2016, among Calpine Corporation, as borrower, the guarantors party thereto, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, The Bank of Tokyo-Mitsubishi UFJ Ltd, as successor administrative agent, MUFG Union Bank, N.A., as successor collateral agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: December 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated December 1, 2016 among Calpine Corporation as borrower and the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, MUFG Union Bank, N.A., as collateral agent.

10.2
Amendment No. 4 to the Credit Agreement, dated as of December 1, 2016, among Calpine Corporation, as borrower, the guarantors party thereto, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, The Bank of Tokyo-Mitsubishi UFJ Ltd, as successor administrative agent, MUFG Union Bank, N.A., as successor collateral agent, and the lenders party thereto.